EXHIBIT NO. 99

News Release

Media Line: 410 234-7433
www.constellation.com

Constellation Energy Generation Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE HOME
Constellation Energy Projects & Services Group	Fellon-McCord & Associates

Media Contacts:

Robert L. Gould

Angelique Rewers

410 234-7433

Investor Contact:	Kevin Hadlock
410 783-3647

Constellation Energy Reports Strong First Quarter 2006 Earnings

Significant growth in wholesale competitive supply and continued productivity gains in generation and headquarters

Introduces 2008 guidance of $5.25 to $5.75 per share

BALTIMORE, April 28, 2006 - Constellation Energy (NYSE: CEG) today reported first quarter adjusted earnings per share of 70 cents, compared to 71 cents per share for the first quarter last year and above the company’s guidance range of 53 to 68 cents per share. Adjusted earnings exclude the impact of special items and certain economic hedges that do not qualify for hedge accounting. On a GAAP basis, the company earned 63 cents per share, compared to 68 cents per share for the same time period last year.

“Constellation Energy delivered yet another strong performance during the first quarter, demonstrating that we are squarely focused on execution,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “Constellation Energy Commodities Group delivered exceptional results, driven by the growing scale of our wholesale competitive supply activities and superior portfolio management and trading results. The Commodities Group made substantial progress toward meeting the new business goals we set out for the year, achieving nearly half of its total gross margin new business objective in the first quarter. In addition, Constellation Energy Generation Group set a site record for the shortest refueling outage at our Nine Mile Point nuclear plant and completed the planned reactor vessel head replacement at our Calvert

Cliffs nuclear plant, which will improve reliability and reduce the length and cost of future refueling outages.

“We also delivered $10 million of incremental productivity gains at generation and headquarters, putting us on track to achieve our 2006 productivity target of $40 million. I congratulate the entire Constellation Energy team on these accomplishments and I’m confident that we will achieve our business objectives for the year,” said Shattuck.

“Rising oil prices create uncertainty in synfuel-related earnings. In an effort to make the growth of ongoing operations more clear, we will report adjusted earnings and provide earnings guidance excluding synfuel earnings,” said Shattuck. Excluding synfuel earnings of 2 cents per share, first quarter adjusted earnings were 68 cents per share, compared to adjusted earnings excluding synfuel earnings of 64 cents per share in the same period last year. Guidance excluding synfuel earnings for the first quarter of 2006 was 46 to 61 cents per share.

Constellation Energy provided second quarter 2006 guidance excluding synfuel earnings of 30 to 45 cents per share and affirmed earnings guidance excluding synfuel earnings of $3.35 to $3.65 per share for 2006 and $4.40 to $4.65 per share for 2007. “The bottom line is that the expectation for 2006 and 2007 performance excluding synfuel earnings is unchanged,” said Shattuck. “In addition, we have provided more specific 2008 guidance of $5.25 to $5.75 per share, which is equal to a 19 to 24 percent increase over 2007 adjusted earnings guidance excluding synfuel earnings.”

The following tables summarize adjusted earnings per share, adjusted earnings per share excluding synfuels, and earnings per share reported in accordance with GAAP for the company’s business segments and provide a reconciliation to total company reported earnings:

	Three Months Ended March 31,
	2006					2005
	Reported			Adjusted		Reported			Adjusted
	GAAP	Adjusted		EPS Excluding		GAAP	Adjusted		EPS Excluding
DILUTED EARNINGS PER COMMON SHARE	EPS*	EPS		Synfuel Earnings		EPS*	EPS		Synfuel Earnings
Baltimore Gas and Electric	$0.38	$0.38		$0.38		$0.40	$0.40		$0.40
Merchant Energy	0.24	0.31	(1)	0.29	(2)	0.28	0.32	(3)	0.25	(4)
Other Nonregulated	0.01	0.01		0.01		(0.01)	(0.01)		(0.01)
Diluted Earnings Per Share from Continuing Operations	0.63	0.70		0.68		0.67	0.71		0.64
Income from Discontinued Operations Assuming Dilution	—	—		—		0.01	—		—
Diluted Earnings Per Share	$0.63	$0.70		$0.68		$0.68	$0.71		$0.64

* Unaudited.

Prior period amounts reclassified to conform with the current period’s presentation.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition for mark-to-market losses on certain non-qualifying hedges on gas transportation contracts of $0.06 per share and the combined effect of merger-related and workforce reduction costs of $0.01 per share.

(2) Subtraction to remove the impact of the results from our synthetic fuel processing facilities of $0.02 per share.

(3) Addition for mark-to-market losses on certain non-qualifying hedges on fuel adjustment clauses and gas transportation contracts of $0.04 per share.

(4) Subtraction to remove the impact of the results from our synthetic fuel processing facilities of $0.07 per share.

Baltimore Gas and Electric

Baltimore Gas and Electric Company reported adjusted earnings of 38 cents per share in the first quarter of 2006, consistent with management’s earnings guidance range of 38 to 43 cents per share. These results compare to adjusted earnings of 40 cents per share in the first quarter of 2005. Earnings were lower in 2006 than 2005 due to milder January termperatures and storm-related costs in February 2006.

Merchant

On an adjusted basis, the merchant segment earned 31 cents per share during the first quarter of 2006. Excluding synfuel earnings, the merchant earned 29 cents per share. These results compare to guidance excluding synfuel earnings of 5 to 20 cents per share and last year’s first quarter adjusted earnings excluding synfuel earnings of 25 cents per share.

Wholesale competitive supply was the primary growth driver for the quarter, with a higher realization of backlog transactions originated in prior years and strong portfolio management and trading results compared to the prior year’s level. As expected, growth in competitive supply was partially offset by lower Mid-Atlantic fleet earnings, as fixed-price revenues from BGE residential service, combined with rising purchased fuel, energy and emissions costs to erode margins.

“We’ve created a fundamentally more powerful platform to meet our growth objectives,” said E. Follin Smith, executive vice president, chief financial officer and chief administrative officer of Constellation Energy. “This has allowed us to continue to deliver solid quarterly results and make considerable progress toward achieving our new business targets. We have also made significant progress toward hedging fuel purchases and fleet output in 2008. Additions to the backlog and a more highly hedged portfolio increase our confidence in our ability to meet future earnings commitments.”

Other Non-Regulated

Constellation Energy’s other non-regulated businesses reported adjusted earnings of 1 cent per share for the first quarter of 2006, compared to a loss of 1 cent per share in the first quarter of 2005.

Constellation Energy / FPL Group Merger Update

On Dec. 19, 2005, Constellation Energy and FPL Group, Inc. (NYSE: FPL) announced their pending merger, which will create the nation’s largest competitive energy supplier and its second-largest electric utility portfolio. The merger remains subject to other closing requirements, including review and approval by various state and federal regulatory agencies, and shareholders of both Constellation Energy and FPL Group.

The March 2006 financial statements and selected supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, and the impact of certain economic, non-qualifying hedges. This quarter we also provided adjusted EPS excluding synfuel earnings due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits. Adjusted EPS presented in future quarters will exclude synfuel earnings.

Constellation Energy has excluded from adjusted earnings two categories of non-qualifying hedges: hedges against the Commodities Group New England fuel adjustment clauses and hedges on gas transportation and storage contracts. The mark-to-market impact of these hedges was significant to reported results, but economically neutral to the company in that offsetting gains on underlying accrual positions will be recognized in the future.

We present adjusted EPS and adjusted EPS excluding synfuel earnings because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such measures provide a picture of our results that is more comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of a business, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). These non-GAAP measures are also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items and economic, non-qualifying hedges due to the difficulty of doing so. The impact of special items and economic, non-qualifying hedges could be material to our operating results computed in accordance with GAAP.

SEC Filings

The company plans to file its Form 10-Q for the three months ended March 31, 2006, on or about May 9, 2006.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements and risk factors sections.

Conference Call April 28, 2006

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on April 28, 2006, to review its first quarter results. To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (800) 216-4452 (U.S.) or (402) 220-3879 (international). The replay password is ENERGY.

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site at:

http://www.constellation.com/investors/index.asp. The call will also be recorded and archived on the site. The reference to our Web site is an active textual reference and the contents of our Web site are not part of this press release.

Constellation Energy (http://www.constellation.com), a FORTUNE 200 company with 2005 revenues of $17.1 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of more than 100 generating units located throughout the United States, totaling approximately 12,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Addendum – Amounts Excluded From GAAP EPS To Arrive At Adjusted EPS

Income from Discontinued Operations - after-tax gain of $0.9 million, or $0.00 per share

In the fourth quarter of 2005, we completed the sale of our interest in a Panamanian electric distribution company and an investment in a fund that holds interests in two South American energy projects. During the first quarter of 2006, we recognized an after-tax gain of approximately $0.9 million related to the resolution of an outstanding contingency related to the sale.

Non-qualifying Hedges – after-tax loss of $(9.7) million, or $(0.06) per share

During the quarter ended March 31, 2006, we recognized a $(9.7) million after-tax loss related to certain non-qualifying hedges of gas transportation rights, which are economic hedges that do not meet the criteria for hedge accounting under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and thus are required to be marked-to-market. This mark-to-market loss is essentially a timing difference that is expected to be offset as we realize the related accrual gas transportation contracts in cash in future periods.

Synfuel Earnings – after-tax earnings of $3.6 million, or $0.02 per share

We have removed the $3.6 million of income generated during the first quarter of 2006 from our adjusted results.

Special Item: Merger Costs – after-tax charge of $(1.5) million, or $(0.01) per share

In the first quarter of 2006, we recorded a $(1.5) million after-tax charge relating to costs associated with our pending merger with FPL Group, Inc. We expect to incur additional expenses in 2006 in connection with our pending merger.

Special Item: Workforce Reduction Costs - after-tax charge of $(1.3) million, or $(0.00) per share

In March 2006, we approved a restructuring of the workforce at our R.E. Ginna Nuclear Power Plant. In connection with this restructuring, 32 employees will be terminated. During the quarter ended March 31, 2006, we recognized costs of $(1.3) million after-tax related to recording a liability for severance and other benefits under our existing benefit programs.

Additional Information

This communication is not a solicitation of a proxy from any security holder of FPL Group, Inc. or Constellation Energy. Constellation Energy intends to file with the Securities and Exchange Commission a registration statement that will include the joint proxy statement/prospectus of Constellation Energy and FPL Group and other relevant documents to be mailed to security holders in connection with the proposed transaction. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FPL GROUP, INC., CONSTELLATION ENERGY AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of FPL Group and Constellation Energy seeking approval of the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s Web site, www.sec.gov. In addition, a copy of the joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from FPL Group Shareholder Services (700 Universe Blvd., P.O. Box 14000, Juno Beach, FL 33408-0420), or from Constellation Energy, Shareholder Services, 750 East Pratt St., Baltimore, MD 21202.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FPL Group, Constellation Energy and their respective directors and executive officers of FPL Group and Constellation Energy and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding FPL Group’s directors and executive officers is available in its proxy statement filed with the SEC by FPL Group on April 5, 2005, and information regarding Constellation Energy’s directors and executive officers is available in its proxy statement filed with the SEC by Constellation Energy on April 13, 2005. Information regarding J. Brian Ferguson, a director of FPL Group elected since the date of the filing of the 2005 definitive proxy statement, can be found in FPL Group’s filing on Form 10-Q dated Aug. 4, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

# # #

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$3,975.2	$2,715.9
Regulated electric revenues	504.0	491.5
Regulated gas revenues	418.3	364.6
Total revenues	4,897.5	3,572.0

Expenses
Fuel and purchased energy expenses	3,924.2	2,677.6
Operating expenses	521.0	458.3
Workforce reduction costs	2.2	—
Merger-related costs	1.9	—
Depreciation, depletion, and amortization	134.3	130.6
Accretion of asset retirement obligations	16.5	15.1
Taxes other than income taxes	74.9	68.5
Total expenses	4,675.0	3,350.1
Income from Operations	222.5	221.9
Other Income	14.2	12.9
Fixed Charges
Interest expense	77.0	79.7
Interest capitalized and allowance for borrowed funds used during construction	(2.8)	(2.9)
BGE preference stock dividends	3.3	3.3
Total fixed charges	77.5	80.1
Income from Continuing Operations Before Income Taxes	159.2	154.7
Income Tax Expense	46.2	36.1
Income from Continuing Operations	113.0	118.6
Income from discontinued operations, net of income taxes of $0.5 and $3.3, respectively	0.9	2.1
Net Income	$113.9	$120.7
Earnings Applicable to Common Stock	$113.9	$120.7

Average Shares of Common Stock Outstanding - Basic	178.6	176.8
Average Shares of Common Stock Outstanding - Diluted	180.4	178.6

Earnings Per Common Share from Continuing Operations -Basic	$0.63	$0.67
Income from discontinued operations - Basic	0.01	0.01
Earnings Per Common Share - Basic	$0.64	$0.68

Earnings Per Common Share from Continuing Operations - Diluted	$0.63	$0.67
Income from discontinued operations - Diluted	—	0.01
Earnings Per Common Share - Diluted	$0.63	$0.68

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS	(In Millions)
Current Assets
Cash and cash equivalents	$424.8	$813.0
Accounts receivable (net of allowance for uncollectibles of $51.6 and $47.4, respectively)	2,657.5	2,727.9
Fuel stocks	427.8	489.5
Materials and supplies	195.3	197.0
Mark-to-market energy assets	938.4	1,339.2
Risk management assets	438.9	1,244.3
Unamortized energy contract assets	50.6	55.6
Deferred income taxes	193.6	—
Other	640.3	555.3
Total current assets	5,967.2	7,421.8
Investments And Other Assets
Nuclear decommissioning trust funds	1,140.5	1,110.7
Investments in qualifying facilities and power projects	307.9	306.2
Regulatory assets (net)	121.9	154.3
Goodwill	146.5	147.1
Mark-to-market energy assets	858.5	1,089.3
Risk management assets	459.8	626.0
Unamortized energy contract assets	144.8	141.2
Other	367.1	410.6
Total investments and other assets	3,547.0	3,985.4
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,766.2	8,580.8
Regulated property, plant and equipment	5,573.0	5,520.5
Nuclear fuel (net of amortization)	295.5	302.0
Accumulated depreciation	(4,419.3)	(4,336.6)
Net property, plant and equipment	10,215.4	10,066.7
Total Assets	$19,729.6	$21,473.9
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$425.0	$0.7
Current portion of long-term debt	612.8	491.3
Accounts payable and accrued liabilities	1,657.6	1,667.9
Customer deposits and collateral	304.7	458.9
Mark-to-market energy liabilities	801.4	1,348.7
Risk management liabilities	654.2	483.5
Unamortized energy contract liabilities	459.6	489.5
Deferred income taxes	—	151.4
Accrued expenses and other	537.1	780.4
Total current liabilities	5,452.4	5,872.3
Deferred Credits And Other Liabilities
Deferred income taxes	1,064.2	1,180.8
Asset retirement obligations	924.7	908.0
Mark-to-market energy liabilities	635.9	912.3
Risk management liabilities	968.6	1,035.5
Unamortized energy contract liabilities	997.4	1,118.7
Postretirement and postemployment benefits	384.2	382.6
Net pension liability	368.5	401.4
Deferred investment tax credits	62.3	64.1
Other	108.4	101.0
Total deferred credits and other liabilities	5,514.2	6,104.4
Long-Term Debt
Long-term debt of nonregulated businesses	3,385.2	3,406.6
Long-term debt of BGE	1,204.3	1,204.3
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(7.6)	(8.0)
Current portion of long-term debt	(612.8)	(491.3)
Total long-term debt	4,226.8	4,369.3
Minority Interests	22.2	22.4
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders' Equity
Common stock	2,645.5	2,620.8
Retained earnings	2,856.5	2,810.2
Accumulated other comprehensive loss	(1,178.0)	(515.5)
Total common shareholders' equity	4,324.0	4,915.5
Total Liabilities And Equity	$19,729.6	$21,473.9

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Three Months Ended March 31,
				Hydro &
	Nuclear	Coal	Oil	Gas	Other	Total
Generation by Fuel Type (%)
2006	49.3	33.6	—	15.1	2.0	100.0
2005	52.5	33.1	0.6	11.9	1.9	100.0

Thousands of MWH
2006	6,972	4,755	6	2,132	274	14,139
2005	7,391	4,659	76	1,683	272	14,081

Utility Operating Statistics (Unaudited)

	Three Months Ended
	March 31,
	2006	2005

ELECTRIC
Revenues (In Millions)
Residential	$249.2	$262.9
Commercial
Excluding Delivery Service Only	200.2	176.1
Delivery Service Only	20.2	23.2
Industrial
Excluding Delivery Service Only	15.2	12.6
Delivery Service Only	5.7	5.9
System Sales	490.5	480.7
Other	13.5	10.8
Total	$504.0	$491.5

Distribution Volumes (In Thousands) - MWH
Residential	3,461	3,726
Commercial
Excluding Delivery Service Only	2,082	2,142
Delivery Service Only	1,621	1,646
Industrial
Excluding Delivery Service Only	163	157
Delivery Service Only	708	736
Total	8,035	8,407

GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$243.1	$214.3
Delivery Service Only	8.1	9.5
Commercial
Excluding Delivery Service Only	79.0	66.9
Delivery Service Only	11.2	11.6
Industrial
Excluding Delivery Service Only	4.4	4.0
Delivery Service Only	4.6	2.8
System Sales	350.4	309.1
Off-System Sales	66.4	54.4
Other	3.4	2.3
Total	$420.2	$365.8

Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	15,991	19,130
Delivery Service Only	1,999	2,749
Commercial
Excluding Delivery Service Only	5,605	6,762
Delivery Service Only	8,659	11,290
Industrial
Excluding Delivery Service Only	317	420
Delivery Service Only	5,736	4,270
System Sales	38,307	44,621
Off-System Sales	5,967	7,357
Total	44,274	51,978

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	2,126	2,532
- Normal	2,450	2,442

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Three Months Ended
	March 31,
	2006	2005

Ratio of Earnings to Fixed Charges	2.86	2.74

Effective Tax Rate	28.5%	22.8%

Equity Investment In Nonregulated Businesses -- End of Period	$2,720.1	$3,419.0

Equity Investment In Regulated Business -- End of Period	$1,603.9	$1,609.2

Common Stock Data

	Three Months Ended
	March 31,
	2006	2005

Common Stock Dividends - Per Share
—Declared	$0.3775	$0.3350
—Paid	$0.3350	$0.2850

Market Value Per Share
—High	$60.55	$53.55
—Low	$54.01	$43.01
—Close	$54.71	$51.70

Shares Outstanding--End of Period (In Millions)	178.8	177.4

Book Value per Share--End of Period	$24.18	$28.34